Exhibit 23.1 - Consent of Weinberg & Co.

WEINBERG & COMPANY, P.A.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Reeds, Inc.

We consent to the inclusion in the foregoing Post Effective Amendment 4 to the Registration Statement on Form SB-2 of our report dated March 31, 2005 except for Note 14, as to which the date is May 13, 2005, relating to the balance sheet of Reeds Inc. as of December 31, 2004 and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended December 31, 2004 and 2003. We also consent to the reference to our firm under the caption “Experts.”

Weinberg & Company, P.A.
Boca Raton, Florida
July 31, 2005

6100 Glades Road, Suite 314 Boca Raton, Florida 33434 Telephone: 561.487.5765 Facsimile: 561.487.5766	1925 Century Park East, Suite 1120 LosAngeles, California 90067 Telephone: 310.601.2200 Facsimile: 310,601.2201 www.cpaweinberg.com	One Pacific Place, Suite 805 SS Queensway, Hong Kong, P.R.C. Telephone: 852.2780.723 I Facsimile: 852.2780.8717